UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 15, 2003

                            UNITED SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)


COLORADO                    0-22783                           95-3966853
(State or other            (Commission                       (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


              20-24 40th Avenue, Long Island City, New York, 11101 (Address of principal executive offices, including zip code)

                                 (718) 392-5050
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         On July 15, 2003, the Company changed its name from Urbani Holdings, Inc. to United Specialties, Inc. The Company's ticker symbol was changed from UBNI to UNSP. These changes were made to implement an agreement with the Company's former distributor and licensor, Urbani Tartufi, snc of Santa Anatolia di Narco, Perugia, Italy. The Company no longer has intellectual property rights or any association with the Urbani family in Italy or the United States. The Company will market its own proprietary brand and product line under the label "da Rosario."

         Attached hereto as Exhibit A is a copy of the Company's press release dated July 29, 2003 announcing the Company's name change.





                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 14, 2003

                                            UNITED SPECIALTIES, INC.



                         By:/s/ Rosario Safina
                                ---------------
                         Name:  Rosario Safina
                         Title: Chairman, President and Chief Executive Officer




Exhibit A

Press Release                                    Source: United Specialties Inc.

Urbani Holdings Inc. Announces Company Name Change to United Specialties, Inc. and Symbol Change to UNSP
Tuesday July 29, 9:04 am ET

LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--July 29, 2003--United Specialties Inc., formerly known as Urbani Holdings Inc., announced today that effective immediately it will begin to trade under a new symbol, UNSP (OTCBB:UNSP - News). The Company name change and symbol change comes as a result of the successful conclusion of a dispute with the prior trademark holder. Rosario Safina, the President of United Specialties, Inc., stated, "That as a result of this name change, the company's proprietary brand and full product line will now be under one label, 'da Rosario.'" Mr. Safina added, "This affords the company a unique opportunity to elevate its core products beyond the levels and expectations of the prior trademark holder."

About United Specialties, Inc.


United Specialties, Inc. (OTCBB:UNSP - News) is one of the largest importers, packers, and distributors of specialty and gourmet food items in the United States to nationally leading retailers and restaurants. The company has recently developed and markets its own product line "da Rosario" sold via the Internet under the Web site www.shopdarosario.com. These items include truffles, caviars, and 950 other top-quality items such as specialty mushrooms, game meats, infused oils, foie gras, pates, smoked seafood, prepared condiments, sauces and European specialties.


Safe Harbor


This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the company's ability to develop and expand its business. Actual results may differ materially from the results anticipated, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, the company's limited operating history, its limited financial resources, intense competition within the technology industry, incapacity to market and develop its technological capacities, difficulties and risks associated with operating in foreign jurisdictions, domestic and global economic conditions, and conditions of the equity markets. More information about the potential factors that could affect the company's business and financial results is and will be included in the company's filings with the Securities and Exchange Commission.


------------------------------
Contact:
     United Specialties Inc.
     Rosario Safina, 718-392-5050
     www.shopdarosario.com